Exhibit 99.1

Jupiter Wellness Announces JW-300 Clinical Trial Results

JW-300 Demonstrates Efficacy in Treatment of Developing Burns

(sunburn) in a Double-Blinded Placebo Controlled Clinical Trial.

JUPITER, FL / November 16, 2021 / Jupiter Wellness, Inc. (NASDAQ:JUPW), a wellness company specializing in the clinical development of skin therapeutics announced the results of a double-blinded placebo controlled trial of JW-300 for the treatment of first degree burns.

The JW-300 Clinical Trial included thirty-six patients who completed the study in which a controlled area of the skin was exposed to UV irradiation in the presence or absence (placebo) of the JW-300 lotion. The results demonstrated that the percent of subjects experiencing burns (measured by erythema) in patients treated with JW-300 was significantly lower (p=0.047) than in subjects receiving the placebo lotion. The percent of subjects that were burned in the placebo arm was 61% compared to 27% in patients treated with the JW-300. In addition, patients (n=18) treated with JW-300 the average erythema score was 0.388 after radiation compared to 0.722 in the placebo arm (n=18).

“These encouraging results show the potential of JW-300 for the prevention and potentially the treatment of burns including sunburn,” stated Jupiter Wellness Chief Scientific Officer, Dr. Glynn Wilson. “JW-300 complements and has the potential to expand our current product lines which include CaniSun™ and Photocil™ that are clinically proven and designed to protect, treat, and achieve therapeutic balance in skincare health. The treatment of burns including sunburn are important indications with unmet needs, particularly in the OTC market where we see a significant opportunity for JW-300.”

The burn care market was valued at $2.1 billion in 2020 and is expected to grow at a CAGR of 7% from 2021 to 2028 driven by rising incidence of burns, favorable reimbursement policies, and technological advancement.

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of skincare therapeutics and treatments. The Company’s product pipeline of enhanced skincare therapeutics focuses on the endocannabinoid system to address indications including psoriasis, eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including its CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com.

For additional information, please visit www.jupiterwellness.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement

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Investor & Public Relations Contact Info

Phone: 561-462-2700

Email: info@JupiterWellness.com